Exhibit 23.5

John T. Boyd Company Mining and Geological Consultants

Chairman James W. Boyd	August 1, 2023 File: 3871.006

President and CEO John T. Boyd II

Managing Director and COO Ronald L. Lewis	New Atlas HoldCo Inc. 5918 W. Courtyard Drive, Suite 500 Austin, TX 78730

Vice Presidents Robert J. Farmer John L. Weiss Michael F. Wick William P. Wolf	Subject: Consent to be Named in Registration Statement

Managing Director - Australia Jacques G. Steenekamp	Ladies and Gentlemen:

Managing Director - China

Jisheng (Jason) Han

Managing Director – South America

Carlos F. Barrera

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement of New Atlas HoldCo Inc. on Form S-4, including any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”). We hereby further consent to (i) the use in such Registration Statement of information contained in our reports setting forth the estimates of reserves of Atlas Energy Solutions Inc. as of December 31, 2022 and 2021 and (ii) the reference to us under the heading “Experts” in such Registration Statement.

Denver (303) 293-8988 jtboydd@jtboyd.com	Respectfully submitted,

Brisbane 61 7 3232-5000 jtboydau@jtboyd.com	JOHN T. BOYD COMPANY By:

Beijing 86 10 6500-5854 jtboydcn@jtboyd.com

Bogota +57-3115382113 jtboydcol@jtboyd.com	Ronald L. Lewis Managing Director & COO

www.jtboyd.com